UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        August 19, 2008 (August 19, 2008)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

              Nevada                     1-11151               76-0364866
 ---------------------------------       -------           -------------------
   (State or other jurisdiction        (Commission          (I.R.S. Employer
 of incorporation or organization)     File Number)        Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas          77042
--------------------------------------------------------------       -----------
    (Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01  Regulation FD Disclosure.

     U. S. Physical Therapy, Inc. (the "Company") will deliver a presentation on Tuesday, August 19, 2008 at the Noble Financial Capital Markets Fourth Annual Equity Conference at the Loews Lake Las Vegas Resort in Henderson, Nevada. Lawrance McAfee, Chief Financial Officer, will address the conference.

     A copy of the presentation may be accessed on the Company's website, www.usph.com.

     The investor presentation contains certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the SEC. The non-GAAP financial measures contained in the presentation include a presentation of EBITDAEC (referred to as adjusted EBITDA in some cases). EBITDAEC equals net income before interest, taxes, amortization and depreciation and equity compensation expense. See the addendum included in the presentation for a reconciliation of net income to EBITDAEC. Management believes providing this non-GAAP financial information to investors is useful information for comparing the Company's period-to-period results.

     Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         U.S. PHYSICAL THERAPY, INC.


Dated: August 19, 2008                   By: /s/ LAWRANCE W. MCAFEE
                                             ----------------------
                                               Lawrance W. McAfee
                                            Chief Financial Officer
                                     (duly authorized officer and principal
                                        financial and accounting officer)